UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2019

PARSLEY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street

Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective January 1, 2019, Bryan Sheffield, stepped down from his position as Chief Executive Officer of Parsley Energy, Inc. (the “Company”) and was appointed as the Company’s Executive Chairman of the Board of Directors (the “Board”) of the Company. Pursuant to the succession plan previously approved by the Board, Matthew Gallagher, who had previously served as President and Chief Operating Officer of the Company, succeeded Mr. Sheffield as the Company’s Chief Executive Officer and was appointed as the Company’s President and Chief Executive Officer. Following his service as Executive Chairman, it is anticipated that Mr. Sheffield will retire as an employee and officer of the Company and continue serving as Chairman of the Board, a non-employee director position.

In connection with Mr. Gallagher’s appointment as President and Chief Executive Officer of the Company, the Compensation Committee of the Board (the “Committee”) determined that an adjustment in his base salary from $550,000 to $750,000 was appropriate in order to reflect the increased responsibilities associated with his new position. On February 15, 2019, Parsley Energy Operations, LLC (the “Employer”), a wholly owned subsidiary of the Company, entered into an amendment (the “Amendment”) to the Amended and Restated Employment, Confidentiality and Non-Competition Agreement between the Employer and Mr. Gallagher (the “Gallagher Employment Agreement”) in order to reflect this adjustment to his base salary.

Similarly, in connection with Mr. Sheffield’s appointment as Executive Chairman, the Committee determined that an adjustment in his base salary from $850,000 to $550,000 was appropriate to reflect the responsibilities associated with his new position. The Board and Mr. Sheffield also agreed to extend the period of time that Mr. Sheffield is expected to serve as Executive Chairman from one to two years, which period may be further modified by the Board in its discretion. To memorialize these terms, the Company and Mr. Sheffield entered into a letter agreement on February 15, 2019 (the “2019 Letter Agreement”), which describes the current terms of Mr. Sheffield’s compensation for his service as Executive Chairman. The 2019 Letter Agreement supersedes and cancels the original letter agreement concerning the same subject that was entered into between the Company and Mr. Sheffield on January 9, 2018 (the “2018 Letter Agreement”). Other than the adjustment to Mr. Sheffield’s base salary and the extension of the period that Mr. Sheffield is expected to serve as Executive Chairman, the terms of the 2019 Letter Agreement are materially consistent with the terms of the 2018 Letter Agreement.

Following his retirement as an employee and officer of the Company, Mr. Sheffield will be compensated as a non-employee director so long as he continues to serve as Chairman of the Board.

The foregoing descriptions of the Amendment and the 2019 Letter Agreement are summaries, do not purport to be complete, and are qualified in their entirety by reference to the complete text of the Amendment and 2019 Letter Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Employment, Confidentiality and Non-Competition Agreement, dated as of February 15, 2019, by and between Parsley Energy Operations, LLC and Matt Gallagher.
10.2	Letter Agreement by and between Parsley Energy, Inc. and Bryan Sheffield, dated as of February 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

	By:	/s/ Colin W. Roberts
Colin W. Roberts
Executive Vice President—General Counsel

Dated: February 15, 2019